SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

     [  ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [ X]  Definitive Proxy Statement

     [  ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                BINGO & GAMING INTERNATIONAL, INC.
         (Name of Registrant as Specified in its Charter)

                               N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required

     [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

          1) Title of each class of securities to which transaction applies: N/A

          2)   Aggregate number of securities to which transaction applies:
N/A

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined: N/A

          4)   Proposed maximum aggregate value of transaction:  N/A

          5)   Total fee paid:  $0.

     [  ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:  $0.

          2)   Form, Schedule or Registration Statement No.:  N/A

          3)   Filing Party:  N/A

          4)   Date Filed:  N/A

                BINGO & GAMING INTERNATIONAL, INC.

               13581 Pond Springs Road, Suite 105
                       Austin, Texas  78729
                          (512) 335-0065

                        __________________

                         PROXY STATEMENT
                        __________________


Purpose.
--------

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bingo & Gaming International, Inc., an Oklahoma corporation (the "Company"), to be voted at the annual meeting of stockholders of the Company (the "Meeting"). The Meeting is to be held at the La Quinta Inn, MoPac North, 11901 N. MoPac, Austin, Texas 78759, on Wednesday, September 29, 1999, at 10:00 a.m. Central Daylight Time. The accompanying Notice of Annual Meeting of Stockholders, Annual Report to Security Holders, this Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about September 9, 1999.

          The names of each of the Company's current directors will be submitted to the stockholders at the Meeting for the purpose of a vote to retain each director to serve until his successor is elected at the next annual meeting of stockholders or until his prior death, resignation or termination and the qualification of his successor. The Company's Board of Directors has unanimously resolved to adopt the following resolutions, which will also be submitted to the Company's stockholders at the Meeting:

          (a) To amend the Company's Articles of Incorporation to change its name to "BGI, Inc."

          (b) To amend the Company's Articles of Incorporation to authorize a class of 10,000,000 shares of non-voting preferred stock, with such dividend and conversion rights as the Board of Directors shall determine; and

          (c) To adopt the Company's 1999 Stock Option Plan.

          The cost of preparing, printing and mailing each of these documents and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of the Company's $0.001 par value common stock (the "Common Stock") and will reimburse such parties for their reasonable and customary charges or expenses in this regard.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AFOREMENTIONED PROPOSALS.

Record Date and Outstanding Shares.
-----------------------------------

          The Board of Directors has fixed September 8, 1999, as the record date for the determination of holders of Common Stock entitled to notice of and to vote at the Meeting. At the close of business on that date there were 8,859,389 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock will be entitled to one vote per share held and are not entitled to cumulative voting rights in the election of directors.

Proxies and Revocability of Proxies.
------------------------------------

          The enclosed proxy is being solicited by the Board of Directors for use at the Meeting and any adjournments thereof and will not be voted at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Meeting, and not properly revoked will be voted at the Meeting or any adjournment thereof in accordance with the instructions given therein.

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the President of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the date of the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the President of the Company before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Bingo & Gaming International, Inc., 13581 Pond Springs Road, Suite 105, Austin, Texas 78729, Attention: George Majewski, President, or hand delivered to the President, at or before the taking of the vote at the Meeting.

Quorum and Voting.
------------------

          The presence in person or by proxy of at least one-third (1/3) of the total number of outstanding shares of Common Stock entitled to vote at the Meeting is required to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be considered represented at the Meeting for the purpose of determining a quorum.

          The shares represented by each proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the proxy will be voted in favor of all matters to be voted on as set forth in the proxy and, at the discretion of the persons named in the proxy, on any other business that may properly come before the Meeting.

          Under applicable law and the Company's Bylaws, if a quorum is present at the Meeting, the five nominees for election to the Board of Directors who receive the plurality of votes cast for the election of directors by the shares present in person or represented by proxy will be elected directors. Each stockholder will be entitled to one vote for each share of Common Stock held and will not be entitled to cumulate votes in the election of directors. All other matters submitted to a vote of the stockholders at the meeting will be approved if a majority of votes cast at the Meeting in person or by proxy vote in favor thereof.

Dissenters' Rights of Appraisal.
--------------------------------

          The Oklahoma General Corporation Act (the "Act") authorizes an Oklahoma corporation to provide in its certificate of incorporation for dissenter's rights of appraisal in the event of any amendment to the corporation's certificate of incorporation. The Company's Articles of Incorporation do not provide for any such rights. Accordingly, the Company's stockholders will not have any rights of appraisal in connection with any of the proposals set forth below.

               PROPOSAL 1 -- ELECTION OF DIRECTORS

          The Board of Directors of the Company will consist of five directors, each of whom will be elected at the Meeting to serve until his successor is elected at the next annual meeting of stockholders or until his prior death, resignation or termination and the qualification of his successor. Unless directed otherwise, proxies received from stockholders will be voted FOR election of the following nominees: Reid Funderburk; George Majewski; Robert H. Hughes; R. E. Wilkin; and Rick Redmond. All of these nominees presently serve on the Board of Directors of the Company.

          If any nominee is unable to stand for election, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. The Company is not aware of any nominee that is or will be unable to stand for election.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED ABOVE FOR DIRECTORS OF THE COMPANY.

          The following table sets forth the names and the nature of all positions and offices held by all directors and executive officers of the Company for the year ended December 31, 1998, and to the date hereof, and the period or periods during which each such director or executive officer has served in his respective position.

                                             Date of          Date of
                         Positions           Election or      Termination
   Name                  Held                Designation      or Resignation
   ----                  ----                -----------      --------------

Reid Funderburk          Chairman and CEO       12/94               *
                         Director               12/94               *

George Majewski          President and COO       4/96               *
                         Director               12/94               *

Robert H. Hughes         Director               12/94               *

R. E. Wilkin             Director               12/94               *

Rick Redmond             Director                9/97               *

Robert Chappell          Secretary/              9/97               *
                         Treasurer               9/97               4/99

Clay McCalla             Vice President          9/97               *

Rhonda McClellan         CFO/                   10/98               *
                         Treasurer               4/99               *

          * These persons presently serve in the capacities indicated opposite their respective names.

          The term of office of the current directors shall continue until the Meeting, at which time a new Board of Directors will be elected. The annual meeting of the Board of Directors, at which officers for the coming year are elected, immediately follows the annual meeting of stockholders.

Business Experience of Current Directors and Executive Officers.
----------------------------------------------------------------

          Mr. Funderburk, age 46, began engaging in the bingo commercial lessor business in 1987. Since then, he and/or companies with which he was associated have owned and/or operated and/or managed thirteen bingo commercial lessor operations. He has been a director and executive officer of the Company's subsidiary Monitored Investment, Inc., and its affiliated companies since their inception. He served as President of the Texas Bingo Commercial Lessors Association from 1989 through 1993. Mr. Funderburk has prior experience as the owner of a bank equipment and supply company and as a real estate developer.

          Mr. Majewski, age 56, has been associated with the Company and its affiliated companies and/or predecessor companies since 1989. He holds a B.B.A. from the University of Texas and has prior experience as an owner of businesses in the entertainment, catering, concessions and vending industries.

          Mr. Hughes, age 72, is a retired lawyer and a legislative consultant in Austin, Texas. He spends much of his time representing various clients in the charity bingo and amusement and vending industry.

          Mr. Wilkin, age 67, is a retired CPA and a general business consultant. He was a practicing CPA with Ernst & Whinney (now Ernst & Young), an international accounting firm, from 1957 through 1984 and a partner in such firm from 1969 through 1984. Since then, he has been involved with several start-up companies, including AmeriCredit Corporation (NYSE). For the past several years, Mr. Wilkin has been the Chief Financial Officer of US Cast Products of Fort Worth, Texas.

          Mr. Redmond, age 47, is the founding owner and major stockholder of Lone Star Cafe, Inc., a restaurant chain based in Austin, Texas, with operations in Texas and Colorado. He serves as Vice President of Real Estate Acquisitions for that corporation. In addition, Mr. Redmond is General Partner and majority stockholder of VIP Marina and Volente Beach Club located on Lake Travis in Austin.

          Mr. McCalla, age 41, graduated with a B.B.A. from Texas Tech University in Lubbock, Texas, in 1980. He has been President of Logistics by Clay, Inc., an event management corporation from 1988 to the present. Mr. McCalla planned and managed executive travel programs for corporate clients such as RJR Nabisco and PepsiCo. Mr. McCalla was Chief of Staff for State of Texas Comptroller Bob Bullock from 1981 through 1985.

          Mr. Chappell, age 39, graduated with an Associate of Applied Sciences (Financial Management) degree from Community College of the Air Force in 1993. He served with the Air Force in the positions of Financial Manager and Auditor. In December, 1996, he accepted a position as a senior accountant with the City of Austin Neighborhood Housing Division. Mr. Chappell accepted his current position with the Company in September, 1997.

          Ms. McClellan, age 47, is a Certified Public Accountant and held the position of Manager in a regional public accounting firm in Texas, specializing in Securities and Exchange Commission practice, prior to joining the Company as Chief Financial Officer in October, 1998. For the previous four years, she held the position of Finance Manager and Controller for a department within the City of Austin. She holds a B.B.A. from the University of Texas.

          No family relationship exists between any current director or executive officer.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

          Reid Funderburk, an officer and director, disposed of 50,000 shares of the Company's common stock as gifts on October 27, 1997, as disclosed in a Form 4 Statement of Changes in Beneficial Ownership of Securities dated December 4, 1997.

          Mr. Funderburk disposed of 12,000 shares as gifts on November 6, 1997, as disclosed in a Form 4 dated December 5, 1997.

          Mr. Fundberburk disposed of 50,000 shares as gifts on January 30, 1998, as disclosed in a Form 4 dated March 17, 1998.

          Mr. Funderburk disposed of 12,374 shares as a gift on July 29, 1999, as disclosed in a Form 4 dated August 16, 19999.

          Mr. Funderburk disposed of 50,000 shares on August 10, 1999, as disclosed in a Form 4 dated August 16, 1999.

          Rhonda McClellan, an officer, purchased 100 shares on July 12, 1999, 100 shares on July 21, 1999, and 500 shares on August 4, 1999, as disclosed in a Form 4 Initial Statement of Beneficial Ownership of Securities dated August 24, 1999.

          George Majewski, an officer and director, disposed of 70,000 shares as gifts to various persons on January 6, 1998, as reported on a Form 4 dated March 17, 1998.

          Clay McCalla, an officer, received 15,000 shares as a gift on October 27, 1997, which was reported on a Form 3 dated May 3, 1999.

          Robert Chappell, an officer, received 7,500 shares as a gift on October 27, 1997, which was reported on a Form 3 dated April 30, 1999.

Involvement in Certain Legal Proceedings.
-----------------------------------------

          During the past five years, no present or former director, person nominated to become a director, executive officer, promoter or control person of the Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

          (4) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been subsequently reversed, suspended or vacated.

     No director, executive officer, affiliate, or any owner of record or beneficially of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Certain Relationships and Related Transactions.
-----------------------------------------------

Transactions with Management and Others.
----------------------------------------

          During the years ended December 31, 1998, and 1997, and through the first six months of 1999, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had an interest. However, Reid Funderburk, who is an executive officer, director and 29% stockholder of the Company, and Henry A. Anawaty, III, who owns more than 5% of the common stock of the Company, each own 50% of the stock of Sharm, Inc., a corporation with which the Company transacts more than $60,000 worth of business in a series of similar transactions. Sharm, Inc., operates a bingo hall in which the Company has placed 10 pre-paid phone card dispensers. The sale of pre-paid phone cards through this outlet is handled the same as through the Company's other outlets. Mr. Anawaty is not an employee or director of the Company.

Certain Business Relationships.
-------------------------------

          Except as indicated under the heading "Transactions with Management and Others," during the years ended December 31, 1998, and 1997, and through the first six months of 1999, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of any class of its common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Indebtedness of Management.
---------------------------

          Except as indicated under the heading "Transactions with Management and Others," during the years ended December 31, 1998, and 1997, and through the first six months of 1999, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of any class of its common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Parents.
--------

          The Company has no parents.

Committees.
-----------

          The Board of Directors of the Company maintains a Nominations Committee, which is composed of R. E. Wilkin, Reid Funderburk and Robert H. Hughes. The Nominations Committee held one meeting during the year ended December 31, 1998, and the first six months of 1999.

          In connection with the adoption of the Company's 1999 Stock Option Plan, the Board of Directors created an Option Plan Committee. As of the date hereof, the Option Plan Committee has not met.

          A total of three meetings of the Board of Directors were held during the Company's last full fiscal year. No incumbent director attended fewer than 75% of such meetings or 75% of the meetings of the Nominations Committee.

          Since the date of the last annual meeting of security holders, no director has resigned or declined to stand for re-election to the Board of Directors because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Voting Securities and Principal Holders Thereof.
------------------------------------------------

          As of September 8, 1999, the record date for the determination of holders of Common Stock entitled to notice of and to vote at the Meeting, a total of 8,859,389 shares of Common Stock were outstanding; such shares are entitled to a total of 8,859,389 votes on the matters to be voted on at the Meeting.

     The following table sets forth the share holdings of the Company's directors and executive officers and those persons who owned more than 5% of the Company's common stock as of August 16, 1999.

                                          Number and Percentage
Name and Address                      of Shares Beneficially Owned
----------------                      ----------------------------

Reid Funderburk                         2,528,000            28.5%
13581 Pond Springs Road, Suite 105
Austin, Texas  78729

Henry A. Anawaty, III                     622,722             7.0%
5910 Courtyard Drive, Suite 150
Austin, Texas  78731

Robert H. Hughes                          467,461             5.3%
1506 West 13th, #12
Austin, Texas  78704

George Majewski                           459,461             5.2%
13581 Pond Springs Road, Suite 105
Austin, Texas  78729

R. E. Wilkin                              257,600             2.9%
4304 Kirkland Drive
Fort Worth, Texas 76109

Rick Redmond                              100,000             1.1%
13492 Research Boulevard
Austin, Texas 78750

Clay McCalla                               15,000             0.2%
11602 Hare Trail
Austin, Texas 78726

Robert Chappell                             7,500             0.1%
P. O. Box 624
Martindale, Texas 78655

Rhonda McClellan                              700             0.0%
13581 Pond Springs Road, Suite 105
Austin, Texas  78729

                                          ________            ______

                  TOTALS                4,458,983            50.3%


Changes in Control.
-------------------

          None during the year ended December 31, 1998.

Executive Compensation.
-----------------------

          The following table shows the cash compensation paid by the Company, as well as other compensation, for the Company's Chief Executive Officer, President and directors for the calendar years 1996, 1997, and 1998.

                    SUMMARY COMPENSATION TABLE

                                            Long Term Compensation

                        Annual Compensation   Awards  Payouts

    (a)             (b)       (c)   (d)   (e)   (f)   (g)     (h)    (i)

                                                      Secur-
                                                      ities          All
    Name and   Year or                    Other  Rest- Under-   LTIP Other
    Principal  Period     Salary    Bonus Annual rictedlying    Pay- Comp-
    Position   Ended        ($)      ($)  Compen-Stock Options  outs ensat'n
    -----------------------------------------------------------------------
    [S]         [C]       [C]        [C]   [C]   [C]    [C]     [C]   [C]

Reid Funderburk   1996    $66,241    -0-   -0-   -0-    -0-     -0-   -0-
Chairman, CEO,    1997    $64,759    1241  -0-   -0-    -0-     -0-   -0-
Director          1998    $76,149    -0-   -0-   -0-    -0-     -0-   $ 3,000

George Majewski   1996    $61,000    -0-   -0-   -0-    -0-     -0-   -0-
President, COO,   1997    $58,759    1241  -0-   -0-    -0-     -0-   -0-
Director          1998    $70,000    1741  -0-   -0-    -0-     -0-   $ 3,000

Clay McCalla      1996    $ -0-      -0-   -0-   -0-    -0-     -0-   -0-
Vice President    1997    $ -0-      -0-   -0-   -0-    -0-     -0-   $15,745
                  1998    $51,652     350  -0-   -0-    -0-     -0-   $   439

Robert Chappell   1996    $ -0-      -0-   -0-   -0-    -0-     -0-   -0-
Secretary         1997    $ 8,636     250  -0-   -0-    -0-     -0-   -0-
                  1998    $33,423     487  -0-   -0-    -0-     -0-   -0-

Rhonda McClellan  1996    $ -0-      -0-   -0-   -0-    -0-     -0-   -0-
CFO/Treasurer     1997    $ -0-      -0-   -0-   -0-    -0-     -0-   -0-
                  1998    $11,250     271  -0-   -0-    -0-     -0-   -0-

Henry A. Anawaty  1996    $16,250    -0-   -0-   -0-    -0-     -0-   -0-
Former President  1997    $ -0-      -0-   -0-   -0-    -0-     -0-   -0-
and Director      1998    $ -0-      -0-   -0-   -0-    -0-     -0-   -0-

Bonuses and Deferred Compensation.
----------------------------------

          None other than as may be set forth in the above table.

Compensation Pursuant to Plans.
-------------------------------

          None other than as may be set forth in the above table. The Company adopted an Employment Agreement with Messrs. Funderburk and Majewski, providing for the payment of salary, plus incentive stock options and year-end cash bonuses. As of the date of this Annual Report, no stock options or year-end bonuses have been awarded and only the salary amounts reflected in the Summary Compensation Table above have been paid. The Employment Agreements will expire on January 12, 2000.

          On October 1, 1998, the Company entered into an Employment Agreement wtih its Chief Financial Officer, Rhonda McClellan, which terminates on October 30, 2000. This Employment Agreement provides for salary, stock options, payment of professional CPA and CPE fees and other employee benefits provided to all employees.

Pension Table.
--------------

          None; not applicable.

Other Compensation.
-------------------

          None other than as may be set forth in the above table.

Compensation of Directors.
--------------------------

          The Company paid to its non-officer directors fees of $500 per month for six months in the 1998 calendar year. In addition, the Company paid each of such directors $500 to attend the 1998 annual meeting of the Board of Directors.

Termination of Employment and Change of Control Arrangement.
------------------------------------------------------------

          Except as indicated below, during 1998, there were no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in the Summary Compensation Table set out above which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

          In 1995, Messrs. Funderburk and Majewski entered into Employment Agreements with the Company. These Employment Agreements provide, among other things, for payment of all compensation due under such Agreements for a period of one year from the date of termination of employment due to physical or mental disability that results in the nonperformance of the employee's duties for a period of six months in any 12 month period, or due to death, 30 days' notice of breach of the Employment Agreements (which is not cured), or termination by the Company for specified causes.

Independent Public Accountants.
-------------------------------

          Brown, Graham and Company, P.C., Certified Public Accountants, of Georgetown, Texas, audited the Company's financial statements for the calendar years ended December 31, 1998, and 1997. No principal accountant has been selected or is being recommended for election, approval or ratification at the Meeting, as the Company's Board of Directors voted to retain Brown, Graham and Company in January, 1998, and the Company's Articles of Incorporation and Bylaws do not require the stockholders to approve or ratify such retention.

          BDO Seidman, LLP, Certified Public Accountants, of Austin, Texas, audited the financial statements of the Company for the calendar years ended December 31, 1996 and 1995 (which accompanied its Form 10-KSB Annual Report for the calendar year ended December 31, 1996, filed with the Securities and Exchange Commission on April 17, 1997), December 31, 1995 and 1994 (which accompanied the Company's Form 10-KSB Annual Report for the calendar year ended December 31, 1995, filed on or about April 12, 1996), and December 31, 1994 and 1993 (which accompanied its Form 10-KSB for the calendar year ended December 31, 1994, filed on or about April 14, 1995).

          Effective January 5, 1998, the Board of Directors engaged Brown, Graham and Company to audit the financial statements of the Company for the calendar years ended December 31, 1997 and 1996. These financial statements accompanied the Company's Form 10-KSB Annual Report for the calendar years ended December 31, 1998, and December 31, 1997, which were filed with the Securities and Exchange Commission on April 15, 1999, and April 15, 1998, respectively.

          There were no disagreements between the Company and BDO Seidman, LLP, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused it to make reference to the subject matter of the disagreement in connection with its respective reports.

          The reports of BDO Seidman, LLP, do not contain any adverse opinion or disclaimer of opinion, and are not qualified or modified as to uncertainty, audit scope or accounting principles.

          During the Company's two most recent fiscal years, and since then, neither BDO Seidman, LLP, nor Brown, Graham and Company has advised the Company that any of the following exist or are applicable:

          (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to their attention that has led them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management;

          (2) That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

          (3) That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

          During the Company's two most recent fiscal years and since then, the Company has not consulted Brown, Graham and Company regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

          On January 12, 1998, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing this change in independent accountants.

          A representative of Brown, Graham and Company is expected to be present at the Meeting and to have the opportunity to make a statement if he desires. The representative is expected to be available to respond to appropriate questions at the Meeting.

PROPOSAL 2 - AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE
             ITS NAME TO "BGI, INC."

          When the Company began its operations in December, 1994, it was engaged in the business of managing charity bingo locations and owning and operating other such locations as a licensed commercial lessor. In May, 1996, the Company began renting and distributing prepaid phone card dispensing machines that used the novel marketing concept of allowing customers to enter a free promotional sweepstakes for cash prizes ranging from $1 to $1,000. In 1997, the Company changed its business focus to ownership of the dispensing machines for its own distribution and for resale to others and minimized its efforts to expand the Company's bingo operations.

          Currently, the Company owns 325 dispensers that are located throughout the states of Texas, Oklahoma, Arizona, California, Connecticut, Pennsylvania, Idaho and Illinois. Most of the machines are located in charitable bingo halls and Indian bingo facilities, but some are located in bars and bowling alleys. In the calendar year ended December 31, 1998, approximately 85% of the Company's revenues were derived from sales of phone cards and dispensers, with only about 13% coming from bingo hall rentals and concessions.

           The Company's Board of Directors has decided to more accurately reflect the Company's business operations by de-emphasizing the bingo aspect of these operations. In this regard, the Board of Directors has determined to change the Company's name from "Bingo & Gaming International, Inc." to "BGI, Inc." The Board of Directors believes that the new name will be more reflective of the Company's business focus, while retaining a connection to the name that it has used for over 4-1/2 years.

PROPOSAL 3 - AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE A
             CLASS OF 10,000,000 SHARES OF NON-VOTING PREFERRED STOCK

          The Company's Board of Directors has voted to authorize the creation of a class of 10,000,000 shares of non-voting preferred stock, and has recommended such action to a vote of stockholders at the Meeting.

          The Company is presently arranging with a securities underwriter, Brookstreet Securities, for an offering of up to $2.5 million in Company securities. The purpose of this financing is to pay of the Company's existing short- and long-term debt and to provide additional working capital. The parties propose to conduct an offering of non-voting preferred shares of the Company, but the Articles of Incorporation must first be amended to allow the issuance of preferred stock. If the stockholders vote to authorize the class of preferred stock, the Board of Directors may commence the contemplated offering without further authorization of the stockholders.

          The preferred stock will have no voting rights in the election of directors or any other matter that may be submitted to a vote of the Company's stockholders. The preferred stock will have dividend rights, with the amount of such dividends to be determined by the Board of Directors. It is anticipated that the dividend will be approximately 11% to 12% of the offering price of each share of preferred stock, payable quarterly. The holders of preferred stock will have priority over the holders of the Company's common stock in the payment of dividends. In addition, the holders of the preferred stock will have the right to convert such stock into shares of common stock at a conversion price and in a ratio to be determined by the Company and Brookstreet Securities. It is expected that each share of preferred stock will be sold with a warrant to purchase two additional shares of common stock at a price to be determined by the Board of Directors. The shares of preferred stock will not have any preemptive right to acquire additional securities of the Company.

        PROPOSAL 4 - TO ADOPT THE COMPANY'S 1999 STOCK OPTION PLAN

          The Company's Board of Directors has adopted the 1999 Stock Option Plan (the "Plan"), which reserves 1,000,000 shares of common stock for issuance to certain "key employees," who are defined as "those employees of the Company and its Subsidiaries whose performance and responsibilities are determined by the [Company's Option Plan] Committee to have a direct effect on the performance of the Company and its Subsidiaries." The identification of which Company employees will qualify as "key employees" will be left to the decision of the Company's Option Plan Committee (the "Committee"), which will be comprised of Robert H. Hughes, R. E. Wilkin and Rick Redmond, the three non-employee members of the Board of Directors. Management estimates that approximately 14 employees will be eligible to participate in the Plan. The number of options granted to any employee will also be left to the discretion of the Committee.

         The Plan provides for the granting of Incentive Options and Nonqualified Options. Incentive Options must comply with Section 422 of the Internal Revenue Code, and all options shall be evidenced by stock option agreements between the Company and each key employee who is granted an option. Incentive Options must be exercisable for not less than 100% of the fair market value of the Company's common stock on the date that such options are granted. In the case of Incentive Options granted to any key employee owning more than 10% of the voting power of all classes of the Company's common stock, the exercise price must be at least 110% of such fair market value, and the Incentive Option must not be exercisable for than five years from the date it is granted. No employee will be able to exercise Incentive Options for shares valued at more than $100,000 in any calendar year.

          The Plan gives the Committee the discretion to set the exercise period of all options; however, no Incentive Option may terminate later than 10 years from the date the option is granted. The Committee may also set such additional terms, conditions and limitations on the exercise of the options a it determines. The Committee may provide for termination of an option in the event of termination of employment or for any other reason.

          Options shall be exercised by tendering full payment, in cash or check. In addition, if a participant's option agreement so provides, he or she may tender shares of common stock at the fair market value of such shares at the time of exercise. As of Plan participants will also be required to tender payment of such amounts as will be necessary to satisfy federal, state, or local income or other taxes incurred through the exercise of an option. The number of options that a participant is eligible to exercise shall be adjusted as appropriate to reflect stock dividends, splits and share combinations of the Company. In the event of a merger, consolidation, share exchange, reorganization or sale of all or substantially all of the Company's assets, the Company may make such arrangements as it deems advisable, provided that, if no other arrangement is made for the substitution of outstanding options under the Plan, the Plan will terminate and all outstanding options will become immediately exercisable during the 15 days immediately preceding the effective date of such transaction.

          As of the date hereof, the Committee has not granted or allocated any options under the Plan.

Interest of Certain Persons in Matters to be Acted Upon.
--------------------------------------------------------

          Except as indicated below, no director, executive officer, nominee to become such, or any associate of any of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be submitted to a vote of stockholders at the Meeting, which is not shared by all other stockholders, pro rata, and in accordance with their respective interests in the Company.

          As adopted by the Board of Directors, the Plan provides for the Committee to identify which Company employees will be eligible for the granting of Plan options. The Plan gives the Committee the discretion, from time to time, to select "key employees" of the Company and its subsidiaries to whom options are to be granted. For purposes of the Plan, "key employees" are defined as "those employees of the Company and its Subsidiaries whose performance and responsibilities are determined by the Committee to have a direct and significant effect on the performance of the Company and its Subsidiaries."

          As of the date hereof, the Committee has not allocated any options under the Plan. However, because of their significant day-to-day involvement in Company affairs, each of the Company's executive officers (i.e., Reid Funderburk; George Majewski; Robert Chappell; Clay McCalla and Rhonda McClellan) is likely to be deemed a "key employee" under the Plan, and is therefore likely to be granted options thereunder. Each of these persons has a substantial direct interest in the adoption of the Plan. In order to minimize the effects of any conflict that this interest may create, each Committee member who is also an executive officer of the Company will abstain from voting on the allocation of any Plan options to himself.

Proposals of Security Holders.
------------------------------

          Proposals of security holders that are intended to be presented at the Company's next annual meeting of stockholders (to be held in 2000) must be received by the Company for inclusion in its proxy statement and form of proxy for that meeting not later than May 1, 2000.

                          OTHER MATTERS

          The Board of Directors of the Company is not aware of any business other than the aforementioned matters that will be presented for consideration at the Meeting. If other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

                ANNUAL REPORT TO SECURITY HOLDERS

          A copy of the Company's Annual Report to Security Holders for the Calendar Year Ended December 31, 1998, accompanies this Proxy Statement. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference therein.

          IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

                                   By Order of the Board of Directors,



September 8, 1999                  Reid Funderburk
Austin, Texas                      Chairman of the Board and Chief
                                   Executive Officer

                           APPENDIX "A"


                              PROXY
            FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                BINGO & GAMING INTERNATIONAL, INC.
             TO BE HELD WEDNESDAY, SEPTEMBER 29, 1999

     By completing and returning this proxy to Bingo & Gaming International, Inc. (the "Company"), you will be designating George Majewski, the President of the Company, to vote all of your shares of the Company's common stock as indicated below.

     Please complete this proxy by clearly marking the appropriate column(s), filling out the stockholder information and dating below, and return to the Company in the enclosed self-addressed, envelope.

     Matters of business are as follows:

     PROPOSAL 1 - ELECTION OF DIRECTORS. Shall the following persons be elected to serve on the Company's Board of Directors until their successors are elected at the next annual meeting of stockholders or until their prior death, resignation or termination and the qualification of their successors?

                                        YES       NO        ABSTAIN

          (1)  Reid Funderburk          ____      ____      ____

          (2)  George Majewski          ____      ____      ____

          (3)  Robert H. Hughes         ____      ____      ____

          (4)  R.E. Wilkin              ____      ____      ____

          (5)  Rick Redmond             ____      ____      ____

     PROPOSAL 2 - AMENDMENT OF ARTICLES OF INCORPORATION. Shall the Articles of Incorporation of the Company be amended to change the Company's name from "Bingo & Gaming International, Inc." to "BGI, Inc."?

                                        YES       NO       ABSTAIN

                                        ____      ____     ____

     PROPOSAL 3 - AMENDMENT OF ARTICLES OF INCORPORATION. Shall the Articles of Incorporation of the Company be amended to authorize a class of 10,000,000 shares of non-voting preferred stock, with such dividend and conversion rights as the Board of Directors shall determine?

                                        YES       NO       ABSTAIN

                                        ____      ____     ____

     PROPOSAL 4 - ADOPTION OF 1999 STOCK OPTION PLAN. Shall the Company adopt a 1999 Stock Option Plan reserving up to 1,000,000 shares of common stock for issuance to certain key employees?

                                        YES       NO       ABSTAIN

                                        ____      ____     ____

     The undersigned hereby acknowledges receipt of the Company's Proxy Statement dated September 8, 1999, and expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented in this Proxy. (Please sign exactly as your name appears on your stock certificate(s). Joint owners should both sign. If signing in a representative capacity, give full titles and attach proof of authority unless already on file with the Company.)


Dated:  ____________, 1999              _________________________________
                                        Name of stockholder (Please print
                                        legibly)

Number of shares:  ____________         _________________________________
                                        Signature

     This proxy is being solicited by, and the above-referenced proposals are being proposed by, the Board of Directors of the Company. The proposals to be voted on are not related to or conditioned on the approval of any other matter. You may revoke this proxy at any time prior to the vote thereon.

     As of September 8, 1997, which is the record date for determining the stockholders who are entitled to notice of and to vote at the Meeting, the Board of Directors of the Company is not aware of any other matters to be
presented at the Meeting.    If no direction is indicated on a proxy that is
executed and returned to the Company, it will be voted "FOR" the election of the above-named persons as directors and "FOR" each of the other proposals set forth above. Unless indicated below, by completing and returning this proxy, the stockholder grants to Mr. Majewski the discretion to vote in accordance with his best judgment on any other matters that may be presented at the Meeting.

          ____ Withhold discretion to vote on any other matter presented at the Meeting.